Exhibit 5.1

IDEX Biometrics ASA

Dronning Eufemias gate 16

0191 Oslo

Norway

Our ref.: 977041/127540	Your ref:	Oslo, 21 July 2022

Attorney in charge: Carl Garmann Clausen

Re:	IDEX Biometrics ASA Post-Effective Amendment to Form F-1 on Form F-3 - Exhibit 5.1

1.	INTRODUCTION

1.1

We have acted as Norwegian legal advisers to IDEX Biometrics ASA, a public limited company incorporated in Norway (the “Company”) in connection with the Company’s post-effective amendment to registration statement on Form F-1 on registration statement on Form F-3 (such registration statement, as amended and supplemented from time to time, including the documents incorporated by reference therein, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for resale by a certain selling shareholder of up to 60,000,000 ordinary shares of the Company, nominal value NOK 0.15 per share (“Ordinary Shares”), represented by 800,000 American Depositary Shares (“ADSs”). We have taken instructions solely from the Company.

1.2	We are rendering this opinion (“Opinion”) to you in connection with the Registration Statement (as defined above).

1.3

Except as otherwise defined in this Opinion, capitalized terms used have the respective meanings given to them in the Registration Statement and headings are for ease of reference only and shall not affect interpretation.

1.4

All references to legislation in this Opinion are to the legislation of Norway unless the contrary is indicated, and any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof, as in force on the date of this letter.

2.	DOCUMENTS

For the purpose of issuing this Opinion, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed, amongst other things, the following documents:

Advokatfirmaet Ræder AS	Dronning Eufemias gate 11 P.O. Box 2944 Solli N-0230 Oslo Norway	T: +47 23 27 27 00 Ent. No: 919 100 265 E-mail: post@raeder.no	raeder.no

2.1

a copy of the Registration Statement initially declared effective by the SEC on 26 February 2021 and subsequently amended by a post-effective amendment to registration statement on Form F-1 filed with the SEC on 3 June 2021, which post-effective amendment was declared effective by the SEC on 7 June 2021 (including a draft of the post-effective amendment to registration statement on Form F-1 on registration statement on Form F-3 with which this Opinion is to be filed);

2.2	the registered articles of association of the Company, adopted on 23 May 2022 (the “Articles”); and

2.3

a Certificate of Registration (Norwegian: “Firmaattest”) (the “Certificate”) for the Company, as issued by the Norwegian Register of Business Enterprises (Norwegian: “Foretaksregisteret”) (“Company Registry”) on 31 May 2022.

3.	SEARCH

In addition to examining the documents referred to in paragraph 2 (Documents), we have carried out an online search at the Company Registry, carried out at 12 noon CET on 21 July 2022 (the “Search”).

4.	OPINION

Subject to the assumptions set out in paragraph 5 (Assumption) and the scope of the Opinion set out in paragraph 6 (Scope of Opinion), we are of the opinion that, as at today’s date,

a)	The Company is a public limited liability company (Norwegian: “allmennaksjeselskap”) registered and validly existing under the laws of the Kingdom of Norway; and

b)	The Ordinary Shares of the Company being registered pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

5.	ASSUMPTIONS

In giving the opinion in this letter, we have assumed (without making enquiry or investigation) that:

5.1

all signatures, stamps and seals on all documents are genuine. All original documents are complete, authentic and up-to-date, and all documents submitted to us as a copy (whether by email or otherwise) are complete and accurate and conform to the original documents of which they are copies and that no amendments (whether oral, in writing or by conduct of the parties) have been made to any of the documents since they were examined by us;

5.2	all documents, authorizations, powers and authorities provided to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us;

5.3	the Articles remain in full force and effect as at the date of this letter;

5.4	that there are no provisions of the laws of any jurisdiction (other than Norway) that would have any adverse implications in relation to the opinions expressed herein;

5.5

the information set out in the Company Registry is true, correct and complete as of the date of this Opinion and all documents, forms and notices which should have been delivered to the Company Registry in respect of the Company have been so delivered;

Advokatfirmaet Ræder AS	Page 2 of 4

5.6

the information revealed by the Search is true, accurate, complete and up-to-date in all respects, and there is no information which should have been disclosed by the Search that has not been disclosed for any reason and there has been no alteration in the status or condition of the Company since the date and time that the Search was made; and

5.7	in rendering this Opinion we have relied on certain matters of information obtained from the Company and other sources reasonably believed by us to be credible.

6.	SCOPE OF OPINION

6.1	The Opinion given in this letter is limited to Norwegian law as it would be applied by Norwegian courts.

6.2	We express no opinion in this letter on the laws of any other jurisdiction. We have not investigated the laws of any country other than Norway.

6.3	We express no opinion as to any agreement, instrument or other document other than as specified in this letter.

6.4

We have not been responsible for investigating or verifying the accuracy of the facts or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this letter, or that no material facts have been omitted therefrom.

6.5

The Opinion given in this letter is given on the basis of each of the assumptions set out in paragraph 5 (Assumptions) to this letter. The Opinion given in this letter is strictly limited to the matters stated in paragraph 4 (Opinion) and does not extend, and should not be read as extending, by implication or otherwise, to any other matters.

6.7

This Opinion only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this Opinion to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this Opinion which would alter the Opinion given in this letter.

6.8

This letter, the opinion given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinion given in it, are governed by and shall be construed in accordance with Norwegian law as at the date of this letter.

6.9	We express no opinion as to matters of fact.

6.10

We have not been responsible for investigation or verification of statements of fact (including statements as to foreign law) or the reasonableness of any statements of opinion in the Registration Statement, or that no material facts have been omitted therefrom.

Advokatfirmaet Ræder AS	Page 3 of 4

7.	REGISTRATION STATEMENT

We consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours sincerely

Advokatfirmaet Ræder AS

/s/ Carl Garmann Clausen	/s/ Kyrre W. Kielland
Carl Garmann Clausen	Kyrre W. Kielland
Partner	Partner
cgc@raeder.no	kwk@raeder.no

Advokatfirmaet Ræder AS	Page 4 of 4